Exhibit 3


                            FIRST AMENDMENT TO THE
                    SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

     First Amendment, dated as of July 10, 2001 (this "First Amendment"), to the Subscription and Shareholders Agreement, dated as of October 12, 2000 (the "Shareholders Agreement"), by and among Global Crossing Ltd., a company incorporated under the laws of Bermuda ("Global Crossing"), Softbank Corp., a Japanese corporation ("Softbank"), Microsoft Corporation, a Washington corporation ("Microsoft") and Asia Global Crossing Ltd., a company incorporated under the laws of Bermuda (the "Company").

     WHEREAS, Global Crossing, Softbank, Microsoft and the Company are parties to the Shareholders Agreement; and

     WHEREAS, the parties desire to amend the Shareholders Agreement as set forth herein to affect the foregoing changes.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Shareholders Agreement.

     2. Amendment to Schedule 1. Schedule 1 of the Shareholders Agreement is hereby amended by adding the following territories in their proper alphabetical order:

     "Australia", and

     "New Zealand".

     3. Conditions of Effectiveness. The effectiveness of this First Amendment is subject to the satisfaction (or waiver (to the extent permitted by applicable law) by the parties) of the following conditions:

     (a) Signature Pages. The receipt by each party of duly executed counterpart signature pages of each of the other parties to this First Amendment.

     (b) Share Issuance. The Company shall have issued and delivered to Global Crossing (or its designated direct or indirect wholly owned subsidiary or subsidiaries) 6,822,558 shares of the Company's Class B Common Stock, par value $0.01 per share, which shares shall be duly authorized, validly issued, fully paid and nonassesable and not subject to nor issued in violation of, any preemptive rights. The Company has an adequate number of shares of its Class A Common Stock reserved for issuance and approved for listing on the New York Stock Exchange, Inc. to allow for the conversion of all shares of its Class B Common Stock (after giving effect to the issuance of stock pursuant to this First Amendment and the Stock Purchase Agreement) being transferred under this First Amendment to Class A Common Stock.


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     4. Miscellaneous.

     (a) Continuing Effect of First Amendment. This First Amendment shall not constitute an amendment or waiver of or consent to any provision of the Shareholders Agreement not expressly referred to herein. Except as expressly consented to hereby, the provisions of the Shareholders Agreement are and shall remain in full force and effect.

     (b) Assignment. The terms and conditions of this First Amendment shall be for the benefit of and be binding upon the permitted successors and assigns of the parties hereto; this First Amendment may not be assigned without the prior written consent of the non-assigning party or parties.

     (c) Severability. The invalidity or unenforceability of any particular provision of this First Amendment shall not affect the other provisions hereof, and this First Amendment shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     (d) Choice of Law. This First Amendment shall be governed by and construed in accordance with the laws of Bermuda.

     (e) Section Headings. Headings contained in this First Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or interest of this First Amendment or any provisions hereof.

     (f) Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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



                  IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above.

                            GLOBAL CROSSING LTD.


                            By:  /s/ James C. Gorton
                                 ----------------------------------
                                 Name:  James C. Gorton
                                 Title: Executive Vice President &
                                        General Counsel


                            SOFTBANK CORP.


                            By:  /s/ Masayoshi Son
                                 ----------------------------------
                                 Name:  Masayoshi Son
                                 Title: President & CEO


                            MICROSOFT CORPORATION


                            By:  /s/ Peter Knook
                                 -----------------------------------
                                 Name:  Peter Knook
                                 Title: VP Network Service Providers


                            ASIA GLOBAL CROSSING LTD.


                            By:  /s/ Charles F. Carroll
                                 -----------------------------------
                                 Name:  Charles F. Carroll
                                 Title: General Counsel and Corporate
                                          Secretary